Exhibit 5.1

October 25, 2019

AtriCure, Inc.

7555 Innovation Way

Mason, Ohio 45040

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AtriCure, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 7,719,907 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issued to certain selling stockholders referred to in the prospectus supplement dated October 25, 2019 (the “Prospectus Supplement”), pursuant to the Agreement and Plan of Merger, dated as of August 11, 2019 (the “Merger Agreement”), by and among the Company, SentreHEART, Inc., a Delaware corporation, Stetson Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of AtriCure, Second Stetson Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AtriCure, and Shareholder Representative Services LLC, solely in its capacity as Securityholder Representative. The Shares have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-230001) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on March 1, 2019.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

We have examined the Registration Statement, the Prospectus Supplement, the Merger Agreement, the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, the Fourth Amended and Restated Bylaws of the Company, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Prospectus Supplement and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

AtriCure, Inc.

October 25, 2019

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K and the incorporation by reference of this opinion letter as an exhibit to the Registration Statement and to all references to Keating Muething & Klekamp PLL included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ KEATING MUETHING & KLEKAMP PLL